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                                                                    EXHIBIT 12.1

                         SUPERVALU INC. and Subsidiaries
                       Ratio of Earnings to Fixed Charges
                             For Fiscal Years Ended

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
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(in thousands, except        Restated      Restated
ratios)                        2001          2000         1999           1998          1997
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
Earnings before
  income taxes               $139,590      $445,393     $316,261       $384,780      $280,512
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Less undistributed
  earnings of less than
  fifty percent owned
  affiliates:                  (9,429)       (6,605)      (5,943)        (7,388)      (15,813)
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Earnings before
  income taxes                130,161       438,788      310,318        377,392       264,699
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Interest expense              212,898       154,482      124,111        133,619       136,831
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Interest on operating
  leases                       29,047        23,838       18,574         18,010        16,950
                             --------      --------     --------       --------      --------
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                             $372,106      $617,108     $453,003       $529,021      $418,480
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Total fixed charges           241,945       178,320      142,685        151,629       153,781
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Ratio of earnings to
  fixed charges                  1.54          3.46         3.17           3.49          2.72
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